EXHIBIT 32.1
                                  CERTIFICATION


     Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Manchester Technologies Corp. ("Manchester"), that, to his knowledge, Amendment No. 1 to the Annual Report of Manchester on Form 10-K/A for the period ended July 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Manchester. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to Manchester and will be retained by Manchester and furnished to the Securities and Exchange Commission or its staff upon request.

Date:   July 5, 2005                    /S/ Barry R. Steinberg
                                        ---------------------------
                                        Barry R. Steinberg
                                        Chief Executive Officer


Date:   July 5, 2005                    /S/ Elan Yaish
                                        ----------------
                                        Elan Yaish
                                        Vice President-Finance, Chief Financial
                                        Officer and Principal Accounting Officer